As filed with the Securities and Exchange Commission on February 16, 2012

Registration Statement No. 333-176914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-4019460

(I.R.S. Employer Identification Number)

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

GOLDMAN SACHS CAPITAL I

GOLDMAN SACHS CAPITAL II

GOLDMAN SACHS CAPITAL III

GOLDMAN SACHS CAPITAL IV

GOLDMAN SACHS CAPITAL V

GOLDMAN SACHS CAPITAL VI

GS FINANCE CORP.

MURRAY STREET INVESTMENT TRUST I

MURRAY STREET INVESTMENT TRUST II

VESEY STREET INVESTMENT TRUST I

VESEY STREET INVESTMENT TRUST II

(Exact name of each Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-6109925, 20-6109939, 20-6109956, 20-6109972,

34-2036412, 34-2036414, 26-0785112, 45-6748881,

45-6749057, 45-6749071, 45-6749094

(I.R.S. Employer Identification Number)

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of each Registrant’s principal executive offices)

Kenneth L. Josselyn

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

(212) 902-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
David B. Harms
Andrew D. Soussloff
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price		Amount of registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of
Goldman Sachs Capital I,
Goldman Sachs Capital II,
Goldman Sachs Capital III,
Goldman Sachs Capital IV,
Goldman Sachs Capital V,
Goldman Sachs Capital VI	(1	)(2)	4,013,984(1)(2)(3)
(collectively, the “Issuer Trusts”)
Senior Guaranteed Trust Securities of
Murray Street Investment Trust I,
Murray Street Investment Trust II,
Vesey Street Investment Trust I,
Vesey Street Investment Trust II
(collectively, the “2012 Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities, Senior Guaranteed Trust Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fees relating to the securities that are registered and available for sale under Registration Statement No. 333-176914, except for (a) $2,292,000 of filing fees that have been paid on the date of this Post-Effective Amendment No. 1 with regard to $20,000,000,000 aggregate initial offering price of securities that are available for sale in future offerings and (b) $1,721,984 of filing fees that were previously paid with regard to $14,831,901,147 aggregate initial offering price of securities that are available for sale in future offerings. The filings fees referenced above have been paid in advance of any future offerings of these securities.

(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc. and capital securities of the Issuer Trusts, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, with respect to senior guaranteed trust securities to be issued by any of the 2012 Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certificates of deposit issued or to be issued at any time and from time to time in the past or the future by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

Note:	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrants are carrying forward to this Registration Statement $14,831,901,147 aggregate initial offering price of securities that were previously registered on Registration Statement No. 333-176914 of the Registrants and filing fees of $1,721,984 that were previously paid in connection with those securities.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-176914) is being filed for the purposes of (a) adding each of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II (the “2012 Trusts”) as additional registrants under the Registration Statement; (b) registering as a separate class of securities hereunder the senior guaranteed trust securities of each 2012 Trust and senior guarantees by The Goldman Sachs Group, Inc. of the senior guaranteed trust securities of each 2012 Trust, (c) filing a prospectus relating to the senior guaranteed trust securities and guarantees being registered under this Post-Effective Amendment No. 1, (d) registering an additional $20,000,000,000 initial offering price of securities that may be offered and sold from time to time hereunder and reflecting, in Item 14. “Other Expenses of Issuance and Distribution” in Part II, the related registration fees that have been paid with respect thereto and (e) filing additional exhibits to the Registration Statement under Item 16 of Part II thereof. No changes or additions are being made hereby to (i) the existing prospectuses relating to the securities to be issued from time to time by The Goldman Sachs Group, Inc., which remain a part of the Registration Statement, or (ii) any other item in Part II of the Registration Statement and therefore such existing prospectuses and other items have been omitted. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

Senior Guaranteed Trust Securities

(Liquidation amount $1,000 per senior guaranteed security)

of

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

fully and unconditionally guaranteed by

The Goldman Sachs Group, Inc.

Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II (each trust is referred to as a “Trust” and together as the “Trusts”) may offer and sell senior guaranteed trust securities (“senior guaranteed securities”), in one or more offerings. Senior guaranteed securities represent beneficial interests in the applicable Trust. Pursuant to a guarantee agreement, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a senior basis, the payment of distributions on and the redemption price of the senior guaranteed securities when due. Each Trust will use the net proceeds of the issuance and sale of its senior guaranteed securities to purchase a series of junior subordinated notes of The Goldman Sachs Group, Inc. (the “notes”), which will be its sole assets.

This prospectus describes some of the general terms that may apply to the senior guaranteed securities and notes. The specific terms of any securities to be offered or purchased by any of the Trusts will be described in the applicable prospectus supplement to this prospectus.

The Trusts may offer and sell their senior guaranteed securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis. The specific manner in which these securities may be offered will be described in the applicable prospectus supplement to this prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The senior guaranteed securities and notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this prospectus in the initial sale of the senior guaranteed securities. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus dated February 16, 2012.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (File No. 001-14965);

(3)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (File No. 001-14965);

(4)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 (File No. 001-14965);

(5)	Current Reports on Form 8-K, dated and filed on January 11, 2011 and January 19, 2011 (Item 8.01 only) (File No. 001-14965);

(6)	Current Report on Form 8-K, dated January 26, 2011 and filed January 28, 2011 (File No. 001-14965);

(7)	Current Report on Form 8-K, dated March 16, 2011 and filed March 18, 2011 (File No. 001-14965);

(8)

Current Reports on Form 8-K dated and filed on March 18, 2011, March 21, 2011, March 22, 2011, March 23, 2011, March 24, 2011, March 25, 2011, March 28, 2011, March 30, 2011, March 31, 2011, April 1, 2011, April 6, 2011, April 8, 2011, April 11,

2011, April 12, 2011, April 13, 2011, April 14, 2011, April 15, 2011, April 19, 2011 (Item 8.01 only), April 26, 2011, April 27, 2011, April 28, 2011, April 29, 2011, May 2, 2011, May 3, 2011, May 4, 2011 and May 5, 2011 (File No. 001-14965);

(9)	Current Report on Form 8-K, dated May 6, 2011 and filed on May 10, 2011 (File No. 001-14965);

(10)	Current Reports on Form 8-K dated and filed on May 9, 2011, May 11, 2011, May 12, 2011, May 16, 2011, May 17, 2011, May 18, 2011, May 19, 2011, May 20, 2011, May 23, 2011, May 25, 2011, May 26, 2011, May 27, 2011, May 31, 2011, June 3, 2011, June 6, 2011, June 7, 2011, June 8, 2011, June 9, 2011, June 10, 2011, June 13, 2011, June 14, 2011, June 15, 2011 and June 16, 2011 (File No. 001-14965);

(11)	Current Report on Form 8-K, dated June 16, 2011 and filed on June 17, 2011 (File No. 001-14965);

(12)	Current Reports on Form 8-K dated and filed on June 17, 2011, June 21, 2011, June 22, 2011, June 23, 2011, June 28, 2011, June 29, 2011, June 30, 2011, July 1, 2011, July 5, 2011, July 7, 2011, July 8, 2011, July 12, 2011, July 18, 2011, July 19, 2011 (Acc-no: 0001193125-11-191470), July 19, 2011 (Acc-no: 0000950123-11-066365) (Item 8.01 only), July 20, 2011, July 21, 2011, July 25, 2011, July 27, 2011, July 28, 2011, July 29, 2011, August 4, 2001, August 5, 2011, August 8, 2011, August 10, 2011, August 11, 2011, August 15, 2011, August 16, 2011, August 17, 2011, August 18, 2011, August 22, 2011, August 24, 2011, August 25, 2011, August 26, 2011, August 29, 2011, August 31, 2011, September 1, 2011, September 9, 2011, September 14, 2011, September 15, 2011 and September 16, 2011 (File No. 001-14965);

(13)	Current Reports on Form 8-K dated and filed on September 20, 2011, September 21, 2011, September 30, 2011, October 4, 2011, October 17, 2011, October 18, 2011 (Acc-no: 0000950123-11-090389) (Item 8.01 only), October 18, 2011 (Acc-no: 0000950123-11-273925), October 26, 2011, October 28, 2011, October 31, 2011, November 3, 2011, November 4, 2011, November 10, 2011, November 14, 2011, November 17, 2011, November 18, 2011, November 21, 2011, November 22, 2011 and November 25, 2011 (File No. 001-14965);

(14)	Current Report on Form 8-K dated November 29, 2011 and filed on December 1, 2011 (File No. 001-14965);

(15)	Current Reports on Form 8-K dated and filed on December 1, 2011, December 8, 2011 and December 9, 2011 (File No. 001-14965);

(16)	Current Report on Form 8-K dated December 15, 2011 and filed on December 16, 2011 (File No. 001-14965);

(17)	Current Reports on Form 8-K dated and filed on December 16, 2011, December 21, 2011 and December 23, 2011 (File No. 001-14965);

(18)	Current Report on Form 8-K dated January 5, 2012 and filed on January 6, 2012 (File No. 001-14965);

(19)	Current Reports on Form 8-K dated and filed on January 9, 2012, January 13, 2012, January 18, 2012 (Item 8.01 only), January 19, 2012, January 20, 2012, January 24, 2012, January 27, 2012, February 2, 2012 and February 3, 2012 (File No. 001-14965);

(20)	Current Report on Form 8-K dated February 6, 2012 and filed on February 7, 2012 (File No. 001-14965); and

(21)	Current Report on Form 8-K dated and filed on February 9, 2012 (File No. 001-14965).

(22)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of any Trust are included in this prospectus. The Goldman Sachs Group, Inc. and the Trusts do not consider that such financial statements would be material to holders of the senior guaranteed securities because each Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding notes of The Goldman Sachs Group, Inc. and issuing the senior guaranteed securities. Furthermore, pursuant to the guarantee, The Goldman Sachs Group, Inc. will fully, irrevocably and unconditionally guarantee the payments of distributions and other amounts due on the senior guaranteed securities of a Trust. In addition, The Goldman Sachs Group, Inc. does not expect any of the Trusts to file reports under the Exchange Act with the SEC.

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference in, this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the senior guaranteed securities. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Available Information.” The following description sets forth general terms of the senior guaranteed securities, the guarantees and notes. The prospectus supplement will describe the particular terms of the securities being offered and the extent to which these general provisions may apply to those securities.

In this prospectus, references to “The Goldman Sachs Group, Inc.,” “we,” “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “Goldman Sachs” refer to The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. We refer to the Senior Guaranteed Trust Securities as the “senior guaranteed securities.”

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global financial services firm providing investment banking, securities and investment management services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world. Our headquarters are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Our U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

The Trusts

Each of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II (each, a “Trust”) is a statutory trust formed under Delaware law pursuant to a declaration of trust signed by us, as sponsor of the Trust, the Delaware trustee and the administrative trustees and the filing of a certificate of trust with the Delaware Secretary of State on February 10, 2012. The declaration of trust of each Trust will be amended and restated before it issues its senior guaranteed securities. Each Trust exists for the exclusive purpose of issuing senior guaranteed securities to investors, investing the aggregate proceeds in an equivalent amount of a series of junior subordinated notes of The Goldman Sachs Group, Inc. (the “notes”) and engaging in only those activities necessary or incidental thereto. The series of notes purchased by each Trust will be its sole assets.

Each Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be The Bank of New York Mellon, as the “property trustee,” BNY Mellon Trust of Delaware, as the “Delaware trustee,” and three individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us.

The principal executive office of each Trust is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, and each Trust’s telephone number is (212) 902-1000.

The Senior Guaranteed Securities

The aggregate liquidation amount of senior guaranteed securities to be issued by each Trust will be set forth in the prospectus supplement for such Trust. Each senior guaranteed security will represent an undivided beneficial interest in the assets of the relevant Trust. Each Trust will use the proceeds from the sale of its senior guaranteed securities to purchase a series of notes from Goldman Sachs Capital II or Goldman Sachs Capital III. Each Trust will apply the interest and redemption payments it receives from The Goldman Sachs Group, Inc. on or with respect to the series of notes it holds to make the periodic distributions and redemption payments it is required to make on its senior guaranteed securities. In addition, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a senior basis, the payment of distributions on and the redemption price of the senior guaranteed securities when due. The liquidation amount per senior guaranteed security will be $1,000.

Each Trust will dissolve upon the earliest of (i) the redemption of all of its senior guaranteed securities, (ii) the entry of an order for its dissolution by a court of competent jurisdiction and (iii) one year after the stated maturity date of the series of notes purchased by such Trust. If a Trust is dissolved for a reason other than the redemption of all of its senior guaranteed securities, holders of its senior guaranteed securities will be entitled to receive an amount equal to the liquidation amount per senior guaranteed security plus accumulated and unpaid distributions thereon to the date of payment. Pursuant to the applicable guarantee, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment of such amount on a senior basis.

Holders of the senior guaranteed securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus, will not be entitled to vote.

Guarantees

Pursuant to the guarantee agreement for each Trust (each, a “guarantee”) executed by us for the benefit of the holders of the senior guaranteed securities of such Trust, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a senior basis, the payment of (i) any accumulated and unpaid distributions on the senior guaranteed securities of such Trust, (ii) the redemption price required to be paid on such senior guaranteed securities and (iii) upon termination, winding-up or liquidation of such Trust, the liquidation amount of its senior guaranteed securities plus accumulated and unpaid distributions on the senior guaranteed securities to the date of payment. See “Description of the Guarantees” below for further details.

Junior Subordinated Notes

The series of notes to be purchased by each Trust will have interest rate, distribution, and redemption terms that correspond to the terms of its senior guaranteed securities. The senior guaranteed securities of a Trust will be mandatorily redeemed on the stated maturity date of the corresponding notes. The series of notes purchased by each Trust will be its sole assets.

We will have the right to defer the payment of interest on the notes, at any time or from time to time, for up to seven years, but not beyond the stated maturity date of the notes. If a Trust were unable to make a scheduled distribution to the holders of its senior guaranteed securities because we deferred payment of interest on the notes held by the Trust, The Goldman Sachs Group, Inc.’s senior guarantee would obligate it to make the distribution to the holders

The notes are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior debt, as defined in the indenture. See “Description of the Junior Subordinated Notes — Subordination” below.

Book-Entry Issuance Only

The senior guaranteed securities will be issued only in book-entry form — i.e., as global securities registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. The sale of the senior guaranteed securities will settle in immediately available funds through DTC. You will not be permitted to withdraw the senior guaranteed securities from DTC except in the limited situations described under “Legal Ownership and Book-Entry Issuance — What is a Global Security? — Special Situations When a Global Security Will Be Terminated.”

Investors may hold interests in a global security through organizations that participate, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. See “Legal Ownership and Book-Entry Issuance” below for additional information about indirect ownership of interests in the senior guaranteed securities.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

RISK FACTORS SPECIFIC TO YOUR SENIOR GUARANTEED SECURITIES

An investment in the senior guaranteed securities involves a number of risks. You should carefully review the following risk factors and the other information contained in this prospectus, in the applicable prospectus supplement to this prospectus, and in the documents incorporated by reference in this prospectus, including the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc. described under “Risk Factors” in Part I, Item IA or our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, before deciding whether this investment is suitable for you.

The Guarantee and the Notes Will Be Effectively Subordinated

to the Obligations of Our Subsidiaries

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the notes and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including our obligations under the notes and the guarantee. Furthermore, we have guaranteed the payment obligations of Goldman, Sachs & Co., Goldman Sachs Bank USA and Goldman Sachs Bank (Europe) PLC, our regulated Irish bank, subject to certain exceptions, and have pledged significant assets to Goldman Sachs Bank USA to support our obligations to it. These guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors and counterparties at a time when we are in need of liquidity to fund our own obligations. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the guarantee and the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of The Goldman Sachs Group, Inc. as the source of payment for the guarantee and the notes.

Each Trust Will Redeem Its Senior Guaranteed Securities If and to the Extent

We Redeem the Notes Held by Such Trust

If we redeem the notes held by a Trust, that Trust will be required to redeem a like amount of its senior guaranteed securities. For further information on redemption, including the circumstances under which we may redeem the notes, see the applicable prospectus supplement to this prospectus.

Investors Will Not Control the Administration of the Trusts

and Will Have Limited Voting Rights

We are the sponsor of the Trusts. As sponsor, we have the right to control nearly all aspects of the administration, operation or management of each Trust, including selection and removal of the administrative trustees. The senior guaranteed securities, on the other hand, will generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of the senior guaranteed securities or the junior subordinated notes, the acceleration of payments and other matters described in the applicable prospectus supplement.

Listing of the Senior Guaranteed Securities, If Any, Does Not Guarantee Their

Liquidity or Full Value

We intend to list the senior guaranteed securities on the NYSE, but are not required to do so. If listed, trading in the senior guaranteed securities on the NYSE is expected to commence within 30 days after the initial delivery of the senior guaranteed securities. Although we expect the underwriters to make a market in the senior guaranteed securities prior to commencement of trading on the NYSE, they are not obligated to do so. They may also discontinue these market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the senior guaranteed securities.

Changes in Banks’ Inter-Bank Lending Rate Reporting Practices or the Method Pursuant to Which the Libor Rates Are Determined May Adversely Affect the Value of Floating-Rate Senior Guaranteed Securities

Beginning in 2008, concerns have been raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR rates may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher inter-bank lending rates. Inquiries remain ongoing, including investigations by regulators and governmental authorities in various jurisdictions, and if such under-reporting occurred, it may have resulted in the LIBOR rate being artificially low. If any such under-reporting still exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates. In addition, in August 2008 the BBA announced that it was changing the LIBOR rate-fixing process by increasing the number of banks surveyed to set the LIBOR rate. The BBA has taken steps intended to strengthen the oversight of the process and review biannually the composition of the panels of banks surveyed to set the LIBOR rate. Any changes in the method pursuant to which the LIBOR rates are determined, or the development of a widespread market view that LIBOR rates have been or are being manipulated by members of the bank panel, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of floating-rate senior guaranteed securities may be adversely affected.

USE OF PROCEEDS

Each Trust will use the proceeds from any offering of its senior guaranteed securities to purchase notes issued by us and held by either Goldman Sachs Capital II or Goldman Sachs Capital III, each of which is a Delaware statutory trust sponsored by us. Goldman Sachs Capital II and Goldman Sachs Capital III will use the proceeds of the sale of such notes to make distributions to the holders of their 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities and Floating Rate Normal Automatic Preferred Enhanced Capital Securities, respectively, and to purchase non-cumulative perpetual preferred stock issued by us. We expect to use the net proceeds from the sale of the non-cumulative perpetual preferred stock to Goldman Sachs Capital II and Goldman Sachs Capital III to provide additional funds for our operations and for other general corporate purposes.

THE TRUSTS

Each Trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed as of February 10, 2012, by us, as sponsor of the Trust, the Delaware trustee and the administrative trustees of the Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Before a Trust issues its senior guaranteed trust securities, which we call “senior guaranteed securities,” its declaration of trust will be amended and restated in its entirety, substantially in the form filed with our SEC registration statement. The amended and restated trust declarations will be qualified as indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Each Trust may offer to the public, from time to time, senior guaranteed securities representing beneficial interests in its assets.

Each Trust exists for the exclusive purposes of:

•	issuing and selling its senior guaranteed securities;

•

using the proceeds from the sale of these senior guaranteed securities to acquire a series of notes issued by The Goldman Sachs Group, Inc. from either Goldman Sachs Capital II or Goldman Sachs Capital III; and

•	engaging only in those other activities necessary or incidental to these purposes (for example, registering the transfer of the senior guaranteed securities).

When any Trust sells its senior guaranteed securities, it will use the money it receives to buy a series of notes. The payment terms of the applicable series of notes will be the same as the payment terms of the corresponding senior guaranteed securities except that the Trusts will not have the right to defer distributions on the senior guaranteed securities. Each Trust will use the payments it receives on the notes it holds to make any cash payments due to holders of its senior guaranteed securities. Pursuant to the guarantee, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the cash payments due to holders of the senior guaranteed securities on a senior basis.

We will reimburse each Trust for the full amount of any costs, expenses or liabilities imposed on it by the United States or any other taxing authority as well as any costs, expenses or liabilities it is required by law to incur in connection with its dissolution.

Under certain circumstances, we may redeem the notes held by a Trust. If this happens, the Trust will redeem a like amount of the senior guaranteed securities that it sold to the public.

Pursuant to the amended and restated trust declaration:

•	each Trust will have a term one year longer than the stated maturity of the junior subordinated notes it holds, but may terminate earlier as provided in its amended and restated trust declaration;

•	each Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us, as sponsor of each Trust;

•

the trustees for each Trust will be The Bank of New York Mellon, as “property trustee,” and BNY Mellon Trust of Delaware, as “Delaware trustee,” and three individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc. or its affiliates.

These trustees are also referred to as the “issuer trustees.” The Bank of New York Mellon, as property trustee, will act as sole indenture trustee under each amended and restated trust declaration for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon will also act as a trustee under each guarantee and acts as trustee under the indenture governing the corresponding notes;

•

if an event of default under the amended and restated trust declaration for a Trust resulting from an event of default under the indenture with respect to the notes held by that Trust is continuing, the holders of a majority in liquidation amount of the senior guaranteed securities of that Trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for that Trust;

•	under all circumstances, only the sponsor of a Trust has the right to vote to appoint, remove or replace the administrative trustees of such Trust;

•	the duties and obligations of each issuer trustee of a Trust are governed by its amended and restated trust declaration; and

•

we will pay all fees and expenses related to each Trust and any offering of its senior guaranteed securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.

The principal executive office of each Trust is 200 West Street, New York, NY 10282, and their telephone number is (212) 902-1000.

DESCRIPTION OF THE SENIOR GUARANTEED SECURITIES

In this section, references to “holders” mean those who own senior guaranteed securities of a Trust registered in their own names, on the books that such Trust or its property trustee maintains for this purpose, and not those who own beneficial interests in senior guaranteed securities registered in street name or in senior guaranteed securities issued in book-entry form through one or more depositaries. Owners of beneficial interest in senior guaranteed securities should read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description sets forth general terms of the senior guaranteed securities. The prospectus supplement will describe the particular terms of the senior guaranteed securities being offered and the extent to which these general provisions may apply to those securities.

The senior guaranteed securities of each Trust will be issued pursuant to its amended and restated trust declaration. Each amended and restated trust declaration will be qualified as an indenture under the Trust Indenture Act. The terms of the senior guaranteed securities of each Trust will include those in its amended and restated trust declaration and those made part of its amended and restated trust declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the senior guaranteed securities is not intended to be complete. You should read the following description together with the amended and restated trust declaration to help you understand the terms of the senior guaranteed securities. A form of amended and restated trust declaration has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The amended and restated trust declaration of each Trust will authorize its administrative trustees to issue its senior guaranteed securities. Each Trust’s only assets will be the series of notes it purchases from Goldman Sachs Capital II or Goldman Sachs Capital III. The senior guaranteed securities of each Trust represent undivided beneficial interests in its assets. Legal title to the series of notes purchased by each Trust will be held and administered by its property trustee in trust for the benefit of the holders of the senior guaranteed securities of the Trust. The amended and restated trust declarations do not permit the Trusts to issue any securities other than their senior guaranteed securities or to incur any debt.

The trustees for each Trust will be The Bank of New York Mellon, as “property trustee,” and BNY Mellon Trust of Delaware, as “Delaware trustee,” and three individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc.

Each guarantee agreement executed by us for the benefit of the holders of the senior guaranteed securities of a Trust will be a full and irrevocable guarantee of the Trust’s obligations under its senior guaranteed securities, including payment of distributions or amounts payable on redemption or liquidation of its senior guaranteed securities, for the benefit of the Trust and the holders from time to time of its senior guaranteed securities. See “Description of the Guarantees” below.

Distributions

Distributions on the senior guaranteed securities of each Trust will be payable to holders named on its securities register at the close of business on the relevant record date. As long as the senior guaranteed securities of a Trust are represented by a global security (i.e., in book-entry form), the record date for the payment of distributions will be one business day before the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the Trust’s amended and restated trust declaration, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance.” If the senior guaranteed securities of a Trust are ever issued in certificated (i.e., non-book entry) form, the record dates for such senior guaranteed securities will be the fifteenth calendar day prior to the relevant distribution date (whether or not a business day).

As long as the senior guaranteed securities of a Trust are represented by a global security, DTC, the depositary for such senior guaranteed securities (or its nominee), will be the sole holder of the senior guaranteed securities and all payments on the senior guaranteed securities will be made in immediately available funds to DTC in accordance with its applicable policies as described under “Legal Ownership and Book-Entry Issuance” below. Once a payment is made to DTC, neither we, the applicable Trust nor any trustee will have any further responsibility for the payment or whether or how it is passed on to investors in the senior guaranteed securities, and you will have to look solely to DTC and its direct and indirect participants through which you hold your interest in senior guaranteed securities for receipt of payment. If the senior guaranteed securities of a Trust are ever issued in certificated form, payment of distributions on such senior guaranteed securities will be made by check mailed on or before the due date to the holders of senior guaranteed securities on the relevant record date.

Redemption

The senior guaranteed securities of a Trust must be redeemed upon the maturity of the series of notes held by the Trust or the earlier redemption of such notes. Any redemption of senior guaranteed securities must occur as described in this section.

If we repay or redeem the series of notes held by a Trust at any time, the Trust will be obligated to redeem a like amount of its senior guaranteed securities. For these purposes, “like amount” means senior guaranteed securities having a liquidation amount equal to the principal amount of notes to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the corresponding senior guaranteed securities. “Liquidation amount” means the stated amount per senior guaranteed security of $1,000.

The redemption of the senior guaranteed securities of a Trust will occur on the redemption date, which means the date on which payment of the principal of notes held by the Trust becomes due. If the property trustee of a Trust gives a notice of redemption in respect of any of its senior guaranteed securities, then, while such senior guaranteed securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust’s senior guaranteed securities. See “Legal Ownership and Book-Entry Issuance.” If the senior guaranteed securities of a Trust are no longer in book-entry form, its property trustee will irrevocably deposit with the paying agent for the senior guaranteed securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the Trust’s senior guaranteed securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any senior guaranteed securities called for redemption will be payable to the holders of the senior guaranteed securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the Trust’s senior guaranteed securities so called for redemption will cease, except the right of the holders of the Trust’s senior guaranteed securities to receive the redemption price and any distribution payable in respect of the Trust’s senior guaranteed securities on or prior to the redemption date, but without interest on the redemption price, and the senior guaranteed securities will cease to be outstanding. In the event that any date fixed for redemption of senior guaranteed securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the redemption price will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of senior guaranteed securities called for redemption is improperly withheld or refused and not paid either by the applicable Trust or by us pursuant to the guarantee as described below under “Description of the Guarantees,” distributions on the senior guaranteed securities will continue to accumulate at the then-applicable rate from the redemption date originally established by the Trust to the date the redemption price is actually paid, in which case the date the redemption price is actually paid will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the senior guaranteed securities issued by any Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of its senior guaranteed securities to be redeemed will be allocated pro rata to the senior guaranteed securities. The particular senior guaranteed securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the applicable redemption date by the property trustee from the outstanding senior guaranteed securities of such Trust not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the liquidation amount of senior guaranteed securities of a denomination larger than $1,000. The property trustee will promptly notify the securities registrar in writing of the senior guaranteed securities selected for redemption and, in the case of any senior guaranteed securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the amended and restated trust declaration, unless the context otherwise requires, all provisions relating to the redemption of senior guaranteed securities will relate, in the case of any senior guaranteed securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of senior guaranteed securities which has been or is to be redeemed.

If a Trust is to redeem any of its senior guaranteed securities, its property trustee will give to the holders written notice, not less than 30 nor more than 60 days before the applicable redemption date, of, among other things: the redemption date; the redemption price (or, if the redemption price cannot be calculated prior to the time the notice is required to be sent, an estimate of the redemption price, in which case the actual redemption price will be calculated on the third business day prior to the redemption date); if less than all the Trust’s outstanding senior guaranteed securities are to be redeemed, the identification and the total liquidation amount of the particular senior guaranteed securities to be redeemed.

In compliance with applicable law, including the U.S. federal securities laws, we or our affiliates may, at any time, repurchase outstanding senior guaranteed securities by tender, in the open market, by private agreement or otherwise.

Events of Defaults; Rights and Remedies

When we refer to a “trust event of default,” we mean an event of default under the amended and restated trust declaration of any Trust with respect to its senior guaranteed securities. A trust event of default is any of the following:

•	any indenture event of default, as defined below, with respect to the series of Notes held by such Trust;

•	default for 30 days by such Trust in the payment of any distribution on the senior guaranteed securities;

•	default by such Trust in the payment of the redemption price of its senior guaranteed securities when it becomes due and payable;

•

failure, in any material respect, by the issuer trustees of such Trust to perform any other covenant or warranty in the amended and restated trust declaration for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding senior guaranteed securities of such Trust give written notice of the default to us and the issuer trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee of such Trust and the failure by us to appoint a successor property trustee within 90 days.

When we refer to an “indenture event of default,” we mean an event of default under the indenture with respect to the series of notes held by a Trust. An indenture event of default is any of the following:

•

we do not pay the interest on any note in full for a period of 30 days after the conclusion of any extension period, as such term is defined below under “Description of the Junior Subordinated Notes — Interest Rate and Maturity — Option to Defer Interest Payments”;

•	the termination of the applicable Trust without redeeming its senior guaranteed securities; or

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur.

Within 30 days after the occurrence of any trust event of default actually known to the property trustee of a Trust, such property trustee will transmit notice of the event of default to the holders of the Trust’s senior guaranteed securities, the administrative trustees of such Trust and us, unless the event of default has been cured or waived.

We, as sponsor of each Trust, and the administrative trustees of each Trust are each required to file annually with the property trustee a certificate as to whether or not such party is in compliance with all the conditions and covenants applicable to it under the amended and restated trust declaration.

Remedies for Trust Events of Default

If a trust event of default has occurred and is continuing with respect to a Trust, the property trustee of such Trust will be obligated to enforce that Trust’s amended and restated trust declaration for the benefit of the holders of its senior guaranteed securities, subject to the terms and conditions of that agreement. The property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust declaration at the request of any holder of senior guaranteed securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result.

Remedies for Indenture Events of Default

If an indenture event of default has occurred and is continuing, and if that indenture event of default is attributable to our failure to pay the principal of or any interest on the series of notes held by a Trust on the applicable due date (and after a 30-day grace period in the case of overdue interest), then a holder of senior guaranteed securities of such Trust may institute a legal proceeding against us directly to enforce the payment to the extent of the holder’s senior guaranteed securities; provided, however, that:

•	such holder of senior guaranteed securities has previously given written notice to the relevant note trustee of a continuing indenture event of default;

•

the holders of at least 25% in aggregate liquidation amount of the outstanding senior guaranteed securities of such Trust have made written request to the relevant note trustee to institute proceedings in respect of such indenture event of default;

•

such holder or holders of senior guaranteed securities of such Trust have offered to the relevant note trustee a reasonable indemnity against the costs, expenses and liabilities that might be incurred in compliance with such request;

•	the relevant note trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and indemnity; and

•

no direction inconsistent with such written request has been given to the relevant note trustee during such 60-day period by the holders of a majority in principal amount of the outstanding senior guaranteed securities of such Trust.

This means that the holder may directly sue for enforcement of payment to such holder of the principal of or premium or interest on the notes having a principal amount equal to the aggregate liquidation amount of the holder’s senior guaranteed securities of the relevant Trust on or after the applicable due date specified in the notes (and after a 30-day grace period in the case of overdue interest) held by that Trust. The holder need not first (1) direct the relevant property trustee to enforce the terms of the notes or (2) sue to enforce the relevant property trustee’s rights under the notes.

In connection with a direct action, we will be subrogated to the rights of the holder of senior guaranteed securities of a Trust under its amended and restated trust declaration to the extent of any payment made by us to that holder in the direct action. This means that we will be entitled to payment of amounts that a holder of senior guaranteed securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from us under our guarantee of that Trust’s senior guaranteed securities.

Upon the occurrence of an indenture event of default (other than certain bankruptcy-related events) with respect to the series of notes held by a Trust, the relevant property trustee, on behalf of the Trust as the holder of the notes, will have the right under the indenture to declare the principal of and interest on that series of notes to be immediately due and payable. If the property trustee does not exercise this right, then the holders of at least 25% in aggregate liquidation amount of the outstanding senior guaranteed securities of that Trust may, by giving notice in writing to us and the relevant note trustee, on behalf of the holders of all senior guaranteed securities of that Trust, exercise this right. The holders of a majority in liquidation amount of all outstanding senior guaranteed securities of that Trust may also, on behalf of all such holders, rescind any such declaration by holders of senior guaranteed securities and may waive certain prior debenture events of default, as and to the extent described in “Description of the Junior Subordinated Notes — Default, Remedies and Waiver of Default — Enforcement of Certain Rights by Holders of Senior Guaranteed Securities” below. Except for the right to bring a direct action, to declare amounts immediately due and payable, to rescind such a declaration and to waive certain past indenture events of default as described above, the holders of senior guaranteed securities will have no right to exercise any remedy or take any other action under the indenture, and only the relevant property trustee or note trustee will be entitled to do so as provided in the indenture.

Liquidation Distribution Upon Dissolution

Pursuant to its amended and restated trust declaration, each Trust will dissolve upon the earliest of:

•	the expiration of its term;

•	redemption of all of its senior guaranteed securities as described under “— Redemption” above; or

•	the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

We refer to any of these events as a “dissolution event.”

Upon the occurrence of a dissolution event of any Trust other than in connection with the redemption of all of its senior guaranteed securities, the holders of its senior guaranteed securities will be entitled to receive out of that Trust’s assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per senior guaranteed security plus accumulated and unpaid distributions thereon to the payment date. If this distribution can be paid only in part because that Trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by that Trust on its senior guaranteed securities will be paid on a pro rata basis. However, as described below under “Description of the Guarantees,” The Goldman Sachs Group, Inc. will guarantee payment of the full amount of the liquidating distribution on a senior basis regardless of whether that Trust has sufficient assets available to pay in full.

Voting Rights; Amendment of the Amended and Restated Trust Declarations

Except as provided below and as otherwise required by law and the amended and restated trust declarations, the holders of the senior guaranteed securities will have no voting rights or the right to in any manner control the administration, operation or management of the Trusts.

The amended and restated trust declaration of a Trust may be amended from time to time by us, as sponsor, and the administrative trustees of that Trust, without the consent of the holders of its senior guaranteed securities, its property trustee or its Delaware trustee. Any such amendment, however, may not alter or change, in any material respect, the powers, preferences or special rights of the senior guaranteed securities affected thereby so as to affect them adversely without the consent of holders of at least a majority (based upon liquidation amounts) of the outstanding senior guaranteed securities affected thereby, provided that, without the consent of the holder of each senior guaranteed security affected thereby, the amended and restated trust declaration of a Trust may not be amended to:

•

adversely change the amount or timing of any distribution on or redemption of the senior guaranteed securities of such Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the senior guaranteed securities of such Trust as of a specified date;

•	restrict the right of such holder to institute suit for the enforcement of any such payment on such senior guaranteed security on or after the date when due and payable;

•	permit such Trust to redeem any senior guaranteed security if, absent such amendment, the Trust would not be permitted to do so;

•	amend the provisions of the amended and restated trust declaration governing the expiration and early termination of such Trust;

•	reduce the percentage amount of the outstanding senior guaranteed securities of such Trust required for the relevant property trustee to take the actions described in the following paragraph; or

•

modify the amended and restated trust declaration of such Trust so that any amendment addressed in the foregoing bullet points may be made without the consent of the holder of each senior guaranteed security affected thereby.

So long as a Trust holds notes, the relevant property trustee will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the relevant note trustee, or executing any trust or power conferred on the relevant property trustee with respect to such notes;

•	waive any past default with respect to such notes that may be waived under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all such notes will be due and payable; or

•	consent to any amendment, modification or termination of the indenture or such notes, where this consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding senior guaranteed securities of such Trust; provided, that where a consent under the indenture would require the consent of each holder of notes affected, no such consent will be given by the relevant property trustee without the prior consent of each holder of the senior guaranteed securities of such Trust. The issuer trustees of a Trust will not revoke any action previously authorized or approved by a vote of the holders of its senior guaranteed securities except by subsequent vote of the holders of its senior guaranteed securities. The relevant property trustee will notify each holder of senior guaranteed securities of a Trust of any notice of default with respect to the notes it holds. In addition to obtaining the foregoing approvals of the holders of a Trust’s senior guaranteed securities, prior to taking any of the foregoing actions, the Trust’s property trustee will obtain an opinion of counsel to the effect that:

•	the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of a Trust’s senior guaranteed securities may be given at a meeting of holders of its senior guaranteed securities convened for that purpose or pursuant to written consent. Notice of all meetings of holders of a Trust’s senior guaranteed securities, stating the time, place and purpose of the meeting, shall be given by the relevant property trustee to each such holder at such holder’s address as it appears in the securities register as of the record date for such meeting. Such notice shall be sent at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting.

No vote or consent of the holders of a Trust’s senior guaranteed securities will be required for the Trust to redeem and cancel its senior guaranteed securities in accordance with its amended and restated trust declaration.

Notwithstanding that holders of a Trust’s senior guaranteed securities are entitled to vote or consent under any of the circumstances described above, any of its senior guaranteed securities that are owned by us, its issuer trustees or any affiliate of us or its issuer trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Voting and consensual rights available to or in favor of holders or owners of senior guaranteed securities may be exercised only by a United States person that is a beneficial owner of a senior guaranteed security or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a senior guaranteed security that is not a United States person. Holders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights. For these purposes, “United States person” means, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

Removal of Issuer Trustees

Unless an indenture event of default with respect to the notes held by a Trust has occurred and is continuing, any of that Trust’s issuer trustees may be removed by us as the Trust’s sponsor. If an indenture event of default with respect to the notes held by a Trust has occurred and is continuing, its property trustee and Delaware trustee may be removed by the holders of at least a majority in liquidation amount of the Trust’s outstanding senior guaranteed securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended and restated trust declaration.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture with respect to the notes held by a Trust has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of a Trust may at the time be located, the property trustee of each Trust will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable amended and restated trust declaration.

Merger or Consolidation of Issuer Trustees

Any person into which a Trust’s property trustee or Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, will automatically become the successor of the trustee under the Trust’s amended and restated trust declaration, provided the person is otherwise qualified and eligible.

Mergers, Consolidations or Amalgamations

A Trust may not merge, consolidate or amalgamate with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described above under “— Liquidation Distribution Upon Dissolution.” A Trust may, at our request, with the consent of its administrative trustees, but without the consent of the holders of its senior guaranteed securities, Delaware trustee or property trustee, merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to its senior guaranteed securities; or

•

substitutes for the senior guaranteed securities of the Trust other securities having substantially the same terms as the senior guaranteed securities (referred to as the “successor securities”) so long as the successor securities rank the same as the senior guaranteed securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the relevant property trustee as holder of the notes held by the Trust;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the senior guaranteed securities of the Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the senior guaranteed securities of the Trust;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the senior guaranteed securities of the Trust (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from counsel to the Trust to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding senior guaranteed securities of the Trust (including any successor securities) in any material respect; and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a Trust will not, except with the consent of holders of 100% in liquidation amount of its outstanding senior guaranteed securities, merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to consolidate, amalgamate or merge with or into or replace it, if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of the senior guaranteed securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of The Goldman Sachs Group, Inc., nor are there any provisions that require the repurchase of the senior guaranteed securities upon a change in control of The Goldman Sachs Group, Inc.

The indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described below under “Description of the Junior Subordinated Notes — Mergers and Similar Transactions.”

Information Concerning the Property Trustee

Other than during the occurrence and continuation of an event of default, the property trustee of each Trust undertakes to perform only such duties as are specifically set forth in the Trust’s amended and restated trust declaration. If an event of default with respect to a Trust has occurred and is continuing, its property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust declarations at the request of any holder of senior guaranteed securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action or construe ambiguous provisions in the amended and restated trust declaration or is unsure of the application of any provision in the amended and restated trust declaration, and the matter is not one on which holders of the senior guaranteed securities are entitled under the amended and restated trust declaration to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the senior guaranteed securities and will have no liability except for its own bad faith, negligence or willful misconduct. The property trustee of each Trust also serves as the trustee under the guarantee applicable to the Trust and the indenture governing the notes held by each Trust.

Payment and Paying Agency

Payments in respect of senior guaranteed securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance.” If any senior guaranteed securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at its address shown on the property trustee’s records as of the close of business on the relevant record date. The paying agent for each Trust will initially be the property trustee of the Trust and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees of the Trust. The paying agent of a Trust will be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and the property trustee of the Trust. In the event that the property trustee of a Trust is no longer the paying agent for the Trust, the administrative trustees of the Trust will appoint a successor (which will be a bank or trust company acceptable to the property trustee and us) to act as paying agent for the Trust.

Registrar and Transfer Agent

The property trustee of each Trust will act as registrar and transfer agent for the Trust’s senior guaranteed securities.

Registration of transfers of senior guaranteed securities will be made without charge by each Trust or its agents, but the transferor must pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that the Trust, The Goldman Sachs Group, Inc. or the transfer agent may require.

The Trusts will not be required to register or cause to be registered the transfer of the senior guaranteed securities after such senior guaranteed securities have been called for redemption.

Governing Law

The amended and restated trust declarations and the senior guaranteed securities will be governed by the laws of the State of Delaware.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of each Trust and to operate such Trust so that it will not be deemed to be an “investment company” required to be registered under the Investment Company Act, or to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the notes held by the trust will be treated as indebtedness of The Goldman Sachs Group, Inc. for U.S. Federal income tax purposes. In this connection, the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law or the Trust’s certificate of trust or amended and restated declaration of trust, that each administrative trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the senior guaranteed securities of the Trust.

Holders of senior guaranteed securities have no preemptive or similar rights.

The Trusts may not borrow money or issue debt or mortgage or pledge any of their assets.

DESCRIPTION OF THE GUARANTEES

The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions therein, and the Trust Indenture Act. The form of guarantee has been filed as an exhibit to our registration statement. Whenever particular defined terms of the guarantee are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

A guarantee will be executed and delivered by us at the same time each Trust issues its senior guaranteed securities. Each guarantee is for the benefit of the holders from time to time of the senior guaranteed securities of the relevant Trust. The Bank of New York Mellon will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act, and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the senior guaranteed securities of the relevant Trust.

We will irrevocably and unconditionally agree to pay the guarantee payments (as defined below) in full on a senior basis to the holders of the senior guaranteed securities of each Trust, as and when due. The following payments or distributions with respect to the senior guaranteed securities of each Trust, to the extent not paid by or on behalf of a Trust (referred to as the “guarantee payments”), will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the Trust’s senior guaranteed securities;

•	the redemption price required to be paid on the Trust’s senior guaranteed securities; and

•	upon the Trust’s termination, winding-up or liquidation, the liquidation distribution for its senior guaranteed securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust’s senior guaranteed securities or by causing the Trust to pay these amounts to the holders. We may also satisfy such obligation by irrevocably depositing money in the required amount with the guarantee trustee, in its capacity as paying agent under the applicable amended and restated trust declaration, in trust for distribution to the holders of the Trust’s senior guaranteed securities.

Each guarantee will be an irrevocable and unconditional guarantee of the relevant Trust’s obligations under its senior guaranteed securities, but will create a guarantee only of payment and not of collection. See “— Status of the Guarantees” below.

Pursuant to each guarantee, we will waive, to the extent permitted by law, any suretyship defenses and any defenses based on lack of authority or the validity or enforceability of the senior guaranteed securities or the applicable guarantee agreement. In addition, with respect to any amount that remains due and owing under any of the senior guaranteed securities, we will waive, to the extent permitted by law, any setoff, counterclaim, recoupment or defense which may be available to the Trust that issued those senior guaranteed securities. We will not, though, waive any claim or defense we may have with regard to whether and the extent to which an amount was due and owing under those senior guaranteed securities.

Under each guarantee agreement, we will be subrogated to all rights, if any, of the holders of senior guaranteed securities against the relevant Trust in respect of any amounts we pay to those holders pursuant to the guarantee, provided that we will not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which we may acquire by way of subrogation if amounts are due and unpaid under the applicable guarantee agreement.

Each guarantee constitutes an unsecured obligation of ours ranking pari passu with our unsecured and unsubordinated obligations. See “— Status of the Guarantees” below. As a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of its creditors, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under each guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including debt ranking pari passu with the guarantees, whether under any existing debt indenture or any other indenture that we may enter into in the future or otherwise.

Status of the Guarantees

Each guarantee constitutes an unsecured obligation of The Goldman Sachs Group, Inc. ranking pari passu with its unsubordinated and unsecured obligations.

Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the senior guaranteed securities of the relevant Trust. A guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the relevant Trust. The guarantees do not place a limitation on the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the material rights of holders of a Trust’s senior guaranteed securities (in which case no vote of the holders will be required), each guarantee may not be amended without the prior approval of the holders of a majority of the outstanding senior guaranteed securities of the Trust. The manner of obtaining any such approval will be as described above under “Description of the Senior Guaranteed Securities — Voting Rights; Amendment of the Amended and Restated Trust Declarations.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the senior guaranteed securities of the relevant Trust then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation, or sale of all or substantially all our assets, involving us that is permitted under the terms of the indenture. Upon any permitted assignment of our obligations under a guarantee, we will be relieved of and fully discharged from all obligations under that guarantee, whether the obligations arose before or after the assignment.

Events of Default

An event of default under a guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains uncured for 30 days after receipt of notice of such non-payment default. The holders of a majority of the senior guaranteed securities of the relevant Trust then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of a guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under a guarantee.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the relevant guarantee, undertakes to perform only those duties specifically set forth in such guarantee and, after default with respect to such guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantees at the request of any holder of any senior guaranteed securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantees

A guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all senior guaranteed securities of the relevant Trust or full payment of the amounts payable in accordance with the Trust’s amended and restated trust declaration upon its liquidation.

A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the senior guaranteed securities of the relevant Trust must restore payment of any sums paid under its senior guaranteed securities or the guarantee in connection with a bankruptcy, insolvency, or similar proceeding involving that Trust.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

Please note that in this section, references to “holders” mean those who own the notes registered in their own names, on the books that we or the trustee under the indenture (as defined below) maintain for this purpose.

The following is a description of the material terms of the notes and the indenture under which they have been issued. Forms of the indenture (including the related supplemental indenture referenced below) have been filed as exhibits to the registration statement of which this prospectus forms a part. The following description sets forth general terms of the notes. The prospectus supplement will describe the particular terms of the notes being purchased by a Trust and the extent to which these general provisions may apply to those notes.

The terms of the notes will include those made part of the indenture by the Trust Indenture Act. Whenever particular defined terms of the indenture (as supplemented or amended) are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

General

The Remarketed Junior Subordinated Notes, which we refer to in this prospectus as the “notes,” have been issued as unsecured debt under the Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented, between us and The Bank of New York Mellon, as trustee. Immediately prior to the purchase of a series of notes by a Trust, the indenture will be further modified with respect to such series of notes pursuant to a supplemental indenture, to be entered into between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee. We refer to this indenture (as supplemented and amended, including by such supplemental indenture and as it may be further modified from time to time) as the “indenture” and The Bank of New York Mellon, as trustee under the indenture, as the “note trustee.”

The note trustee has two main roles:

•

First, the note trustee can enforce the rights of holders of notes against us if we default. There are some limitations on the extent to which the note trustee acts on behalf of holders of the notes, which we describe below under “— Default, Remedies and Waiver of Default.”

•	Second, the note trustee performs administrative duties for us, such as sending interest payments and notices with respect to the notes.

See “— Our Relationship with the Note Trustee” below for more information about the note trustee.

The aggregate principal amount of the notes held by a Trust will equal the sum of the aggregate stated liquidation amount of its senior guaranteed securities. The entire principal amount of the notes held by a Trust will mature and become due and payable, together with any accrued and unpaid interest thereon, and additional interest (as defined below), if any, on the date specified in the applicable prospectus supplement.

The notes will be issued only in certificated form and the notes held by each Trust will be registered only in the name of the Trust (or the property trustee on its behalf), which will be the sole registered owner and holder of those notes for all purposes of the indenture.

The indenture does not contain provisions that would afford holders of the notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders, and the indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described under “ — Mergers and Similar Transactions” below.

The indenture does not include restrictions on liens that apply to our senior debt. For example, the indenture does not restrict our ability to put liens on our interests in our subsidiaries, nor does the indenture restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Goldman, Sachs & Co. We may issue many distinct subordinated debt securities or series of subordinated debt securities under the indenture. The provisions of the indenture allow us not only to issue subordinated debt securities with terms different from those of the notes or other subordinated debt securities previously issued under the indenture, but also to “reopen” previously issued subordinated debt securities, including the notes, and issue additional subordinated debt securities as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price.

The indenture does not limit the aggregate amount of subordinated debt securities that we may issue or the number of series or the aggregate amount of any particular series of subordinated debt securities. We may issue subordinated debt securities and other securities at any time without your consent and without notifying you.

The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the indenture or the notes.

Interest Rate and Maturity

The interest rate, interest payment dates and maturity of each series of notes will be specified in the applicable prospectus supplement.

The record date for each interest payment on the notes will be the calendar day immediately preceding the date of such interest payment. Interest payments that are being deferred past their scheduled payment date as described below will themselves accrue additional interest (to the extent legally permitted) at the rate of interest applicable to the notes and will be compounded at the end of each interest period. Interest payments that are deferred past their scheduled payment date will have a different record date than interest paid on the day such interest was scheduled to be paid. See “— Option to Defer Interest Payments” below. When we refer to any payment of interest, interest includes such additional interest. Each date on which interest is due and payable (but for any deferral) is called an “interest payment date.”

The interest payment provisions for the series of notes held by each Trust, other than the provisions permitting us to defer interest on the notes, correspond to the distribution provisions for the senior guaranteed securities of such Trust. The notes do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity of the notes.

The notes are not subject to full defeasance or covenant defeasance.

Option To Defer Interest Payments

We will have the right under the indenture to defer the payment of interest on the notes as described below. However, as described above under “Description of the Guarantees,” we will fully and unconditionally guarantee, on a senior basis, the payment of distributions on and the redemption price of the senior guaranteed securities when due. Accordingly, if a Trust was unable to make a scheduled distribution to the holders of its senior guaranteed securities because we deferred payment of interest on the notes held by the Trust, The Goldman Sachs Group, Inc.’s senior guarantee would obligate it to make the distribution to the holders. If at the time of any payment under a guarantee of the senior guaranteed securities of a Trust we have paid all amounts that are due and unpaid thereunder, we will be subrogated to the rights of the holders of the Trust’s senior guaranteed securities and may set off our subrogation claim against our obligation to pay the interest that was deferred.

We will have the right to defer the payment of interest on the notes, at any time or from time to time, for up to seven years, but not beyond the maturity of the notes. We refer to the period during which we may defer the payment of interest as an “extension period.” An extension period may not extend beyond the maturity of the notes, and may not end on a date other than an interest payment date. At the end of an extension period, we must pay all interest then accrued and unpaid on the notes (other than any interest that we are no longer obligated to pay as a result of the set off of our subrogation rights as described in the immediately preceding paragraph), together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. Prior to the termination of any applicable extension period, we may further defer the payment of interest, but not beyond the specified number of interest payment periods or the stated maturity of the notes. Except as set forth above, there are no limitations on the number of times that we may elect to begin an extension period, so long as we are not in default under the indenture.

Upon the termination of any extension period, or any extension of the related extension period, and the payment of all amounts then due, we may begin a new extension period, subject to the limitations described above. No interest shall be due and payable during an extension period except at the end thereof. We must give the note trustee, the property trustee and the paying agent notice of our election to begin or extend an extension period at least 10 business days prior to the date interest on the relevant notes would have been payable except for the election to begin or extend such extension period. The note trustee or its designee will give notice of our election to begin or extend an extension period to the holders of the relevant notes, the administrative trustees and the holders of the senior guaranteed securities of the Trust that holds such notes.

Notwithstanding the foregoing, if (i) an indenture event of default has occurred and is continuing, (ii) we have given notice of our election to defer interest payments on any of the notes but the related extension period has not yet commenced, (iii) we have not paid in full interest scheduled to have been paid on the most recent interest payment date, or (iv) any amount of deferred interest remains unpaid, then we shall not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	permit any of our subsidiaries over which we have voting control to purchase or acquire or make any other payment or distribution on or with respect to any shares of our capital stock;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the notes;

•

permit any of our subsidiaries over which we have voting control to purchase or acquire or make any other payment on or with respect to any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the notes, which are referred to as “parity securities”; or

•	make any guarantee payments with respect to any guarantee by us that ranks junior in interest to the notes;

in each case, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (ii) the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the applicable extension period, (iii) a dividend reinvestment or stockholder stock purchase plan, or (iv) the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•

as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of ours) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan;

•

any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the notes), and any payments of principal of or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; or

•

any purchase or other acquisition of shares of our capital stock or debt securities (and any related guarantees) or payment with respect to shares of our capital stock or debt securities (and any related guarantees) if made in connection with (a) the initial distribution of shares of our capital stock or debt securities (and any related guarantees) or (b) market-making or other secondary market activities).

Modification of the Indenture

As long as notes are held by or on behalf of a Trust, no modification or amendment of any provision in the indenture may be made that adversely affects the holders of its senior guaranteed securities in any material respect, and no termination of the indenture may occur, and no waiver of any indenture event of default or compliance with any covenant under the indenture will be effective without the prior consent of a majority in liquidation amount of that Trust’s senior guaranteed securities. If the consent of the holder of each outstanding note of that series is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of senior guaranteed securities of the Trust holding those notes.

The following modifications and amendments to the indenture require the consent of each holder of outstanding notes of a series (and thus require the consent of each holder of senior guaranteed securities of a Trust holding such notes):

•	a change in the stated maturity date of any payment of principal or interest, or a reduction in the principal amount thereof or the rate of interest thereon;

•	a reduction in or change in the manner of calculating payments due on the notes;

•	a change in the circumstances in which redemption of the notes will be permitted;

•	a change in the place of payment or currency in which any payment on the notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the notes;

•

a reduction in the percentage of outstanding notes of a series required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the indenture.

We and the note trustee may, without the consent of any holder of notes of a series (and thus without the consent of any holder of senior guaranteed securities of a Trust holding such notes), amend or modify the indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the indenture and the notes;

•	adding covenants from us for the benefit of the holders of the notes or surrendering any of our rights or powers under the indenture;

•	adding any additional events of default for the notes;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the notes;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provision with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the notes in any material respect or if the notes are beneficially owned by a Trust and for so long as any of the senior guaranteed securities of the Trust shall remain outstanding the holders of those senior guaranteed securities;

•

adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the notes in any material respect; or

•

conforming the terms of the indenture and the notes to the description of the notes described elsewhere in this prospectus or the applicable prospectus supplement, in the manner provided in the indenture.

Any other change to the indenture and notes of a series would require the approval of the holders of a majority in principal amount of the notes of that series (and thus a majority in liquidation amount of the senior guaranteed securities of the Trust holding the notes of that series). The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture.

We may not amend the indenture to alter the subordination of the notes without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the indenture in a manner that would adversely affect the notes of a series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of the notes of that series then outstanding.

Subordination

Pursuant to the indenture, the notes are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior debt, as defined in the indenture and as described below.

The indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of the notes in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in either case, the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or in the event that any judicial proceeding is pending with respect to a payment default or event of default described in this bullet point.

If the note trustee or a Trust receives any payment or distribution that is prohibited under the subordination provisions, then the note trustee or the Trust will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the notes, we will be in default on our obligations with respect to notes if we do not make payment on them when due. This means that the note trustee and the Trust holding such notes can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The indenture allows the holders of senior debt to obtain a court order requiring us and any holder of the notes to comply with the subordination provisions.

Definition of Senior Debt

As used in this section, the term “senior debt” means all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, which rank equally in right of payment and upon liquidation with the notes, unless in any such case, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate, or not superior, in right of payment to the notes.

The definition of senior debt that applies with respect to the notes may be different from the definition that applies to other subordinated debt securities issued under the indenture or with respect to any other subordinated indebtedness that we have incurred or may incur in the future.

Because of the definition of senior debt, the notes will be subordinated in right of payment to virtually all our obligations to our creditors, including most of those that may be subordinated to other obligations, except for trade accounts payable and accrued liabilities arising in the ordinary course of business, and any comparable series of junior subordinated notes that we may offer in the future.

The terms of the notes and the terms of the guarantee will not limit our ability to incur any additional indebtedness, including senior debt. We estimate that we had senior debt of approximately $186.87 billion outstanding as of September 30, 2011. This amount does not include obligations of our subsidiaries that we have guaranteed on a senior basis. The Goldman Sachs Group, Inc. has incurred additional senior debt since that date. In addition, because we are a holding company, the notes will effectively rank junior to all existing and future debt and other liabilities of The Goldman Sachs Group, Inc.’s subsidiaries.

Default, Remedies and Waiver of Default

Holders of the notes of each series will have special rights if an event of default with respect to that series of notes occurs and is continuing, as described in this subsection.

Events of Default

When we refer to an event of default with respect to a series of notes, we mean any of the following:

•	we do not pay the interest on any note of that series, in full for a period of 30 days after the conclusion of any extension period;

•	the termination of the Trust holding that series of notes without redeeming the senior guaranteed securities of that Trust; or

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur.

Remedies If an Event of Default Occurs

All the remedies available upon the occurrence of an event of default under the indenture will be subject to the restrictions on the notes described above under “— Subordination.”

If an event of default has occurred with respect to a series of notes and has not been cured or waived, the note trustee or the holders of not less than 25% in principal amount of that series of notes then outstanding may declare the entire principal amount of that series of notes to be due immediately. If the event of default occurs because of events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc., the entire principal amount of the notes will be automatically accelerated, without any action by the note trustee or any holder. Each of the situations described above is called an acceleration of the stated maturity of the notes.

If an event of default occurs, the note trustee will have special duties. In that situation, the note trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the note trustee is not required to take any action under the indenture at the request of any holders of the notes unless the holders offer the note trustee reasonable protection from expenses and liability. This is called an indemnity. If the note trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of a series of notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the note trustee with respect to the applicable series of notes. These majority holders may also direct the note trustee in performing any other action under the indenture with respect to that series of notes.

Before a holder of notes bypasses the note trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to any notes, all of the following must occur:

•	The holder of the note must give the note trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of the applicable series of notes then outstanding must make a written request that the note trustee take action because of the default, and they or other holders must offer to the note trustee indemnity reasonably satisfactory to the note trustee against the cost and other liabilities of taking that action;

•	The note trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the applicable series of notes then outstanding must not have given the note trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of that series of notes then outstanding.

Waiver of Default

The holders of not less than a majority in principal amount of any series of notes may waive a default for all the notes of that series. If that happens, the default will be treated as if it had not occurred. No one can waive a payment default on a note, however, without the approval of the particular holder of that note.

We Will Give the Note Trustee Information About Defaults Annually

We will furnish to the note trustee every year a written statement of two of our officers certifying that, to their knowledge, we are in compliance with the indenture and the notes issued under it, or else specifying any default under the indenture.

Enforcement of Certain Rights by Holders of Senior Guaranteed Securities

If an event of default with respect to a series of notes has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the notes of that series on the date the interest or principal is due and payable (and after a 30-day grace period for interest defaults), a holder of the senior guaranteed securities of the Trust holding those notes may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest on notes having a principal amount equal to the aggregate liquidation amount of the senior guaranteed securities of the applicable Trust held by that holder (a “direct action”). We may not amend the indenture to remove this right to bring a direct action with respect to a series of notes without the prior written consent of the holders of all of the outstanding senior guaranteed securities of the Trust holding that series of notes. We will have the right under the indenture to set-off any payment made to a holder of the senior guaranteed securities by us in connection with a direct action.

The holders of at least 25% in aggregate liquidation amount of the senior guaranteed securities of a Trust may, by giving notice in writing to us and the note trustee, accelerate the notes held by the Trust upon the occurrence and during the continuance of an indenture event of default with respect to those notes (other than an event of default arising from our filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to us), if the holders of those notes or the note trustee have not done so. See “— Events of Default” above for a description of the events of default under the indenture.

The holders of a majority in liquidation amount of all outstanding senior guaranteed securities of a Trust may, on behalf of all holders of its senior guaranteed securities, waive any past default under the indenture with respect to the notes held by that Trust, except any default in the payment of principal, premium or interest with respect to those notes or a non-payment default with respect to a provision of that indenture that cannot be modified without the consent of the holder of each of those notes affected.

The holders of the senior guaranteed securities will not be able to exercise directly any remedies or take any action available to the holders of the notes other than those set forth in the three preceding paragraphs.

Redemption

The terms on which we may redeem the series of notes held by each Trust will be specified in the applicable prospectus supplement.

Under certain circumstances, a series of notes may be redeemable upon the occurrence of a tax event or investment company act event.

A “tax event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any tax change, there is more than an insubstantial increase in risk that any of the following will occur:

•	the Trust holding the series of notes is, or will be, subject to U.S. federal income tax on income received or accrued on the notes;

•	interest payable by us on the series of notes is not, or will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Trust holding the series of notes is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•

an amendment to or change (including any announced prospective change) in the laws or regulations of the United States or of any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the relevant Trust’s senior guaranteed securities;

•	a proposed change in those laws or regulations that is announced after the initial issuance of the relevant Trust’s senior guaranteed securities;

•

an official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying such laws or regulations that is announced after the initial issuance of the relevant Trust’s senior guaranteed securities; or

•

a threatened challenge asserted in connection with an audit of the relevant Trust or any similar statutory trust sponsored by us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the series of notes or the relevant Trust’s senior guaranteed securities.

An “investment company event” means the receipt by us of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the relevant Trust is or will be considered an “investment company” that is required to be registered under the Investment Company, and this change becomes effective or would become effective on or after the date of the initial issuance of the Trust’s senior guaranteed securities.

We must give the holders of the notes being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date. We will give the notice in the manner described below under “— Notices.”

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to the notes, however, we may not take any of these actions unless several conditions are met, including:

•

If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the notes and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•

Immediately after the transaction, no default under the notes has occurred and is continuing. For this purpose, “default under the Notes” means an event of default with respect to the notes or any event that would be an event of default with respect to the notes if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters above under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the notes, we will not need to obtain the approval of the holders of any series of the notes in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Notices

Notices to be given to holders of the notes will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Our Relationship with the Note Trustee

The Bank of New York Mellon has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York Mellon provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York Mellon is initially serving as the note trustee for each series of the notes. Consequently, if an actual or potential event of default occurs with respect to any series of the notes, the note trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the note trustee may be required to resign under the indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Under the indenture, we are required to file with the note trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the note trustee need not be made until 15th day after such filing is actually made with the SEC.

Governing Law

The indenture is, and the notes will be, governed by New York law.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each senior guaranteed security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have senior guaranteed securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those senior guaranteed securities. These persons are the legal holders of the senior guaranteed securities. We refer to those who, indirectly through others, own beneficial interests in senior guaranteed securities that are not registered in their own names as indirect owners of those senior guaranteed securities. As we discuss below, indirect owners are not legal holders, and investors in senior guaranteed securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The Trusts will issue each senior guaranteed security in book-entry form only. This means senior guaranteed securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the senior guaranteed securities on behalf of themselves or their customers.

For senior guaranteed securities issued in global form, the relevant Trust will recognize only the depositary as the holder of the senior guaranteed securities and the Trust will make all payments on the senior guaranteed securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the senior guaranteed securities.

As a result, investors will not own senior guaranteed securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the senior guaranteed securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future a Trust may terminate a global security and issue senior guaranteed securities in non-global form. In that case, investors may choose to hold their senior guaranteed securities in their own names or in street name. Senior guaranteed securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those senior guaranteed securities through an account he or she maintains at that institution.

For senior guaranteed securities held in street name, the relevant Trust will recognize only the intermediary banks, brokers and other financial institutions in whose names the senior guaranteed securities are registered as the holders of those senior guaranteed securities and the Trust will make all payments on those senior guaranteed securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold senior guaranteed securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, the obligations of the Trusts, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the senior guaranteed securities. Neither we nor the Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a senior guaranteed security or has no choice because the relevant Trust is issuing the senior guaranteed securities only in global form.

For example, once a Trust makes a payment or gives a notice to the holder, the Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if the Trust wants to obtain the approval of the holders for any purpose — e.g., to amend the amended and restated trust declaration or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — the Trust would seek the approval only from the holders, and not the indirect owners, of the senior guaranteed securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold senior guaranteed securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you senior guaranteed securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the senior guaranteed securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the senior guaranteed securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

The Trusts will issue each senior guaranteed security in book-entry form only. Each senior guaranteed security issued in book-entry form will be represented by a global security that the relevant Trust deposits with and registers in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that the Trust selects for any senior guaranteed security for this purpose is called the “depositary” for that senior guaranteed security. The initial depositary will be The Depository Trust Company, New York, New York, which is known as “DTC.”

Investors may also hold beneficial interests in a global security through Euroclear Bank SA/NV, which is known as “Euroclear” or Clearstream Banking, société anonyme, which is known as “Clearstream,” as DTC participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, the relevant Trust may issue the senior guaranteed securities through another book-entry clearing system or the senior guaranteed securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all senior guaranteed securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose senior guaranteed security is represented by a global security will not be a holder of the senior guaranteed security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. The Trusts do not recognize this type of investor or any intermediary as a holder of senior guaranteed securities and instead deal only with the depositary that holds the global security.

Because the senior guaranteed securities will be issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the senior guaranteed securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the senior guaranteed securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the senior guaranteed securities and protection of his or her legal rights relating to the senior guaranteed securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the senior guaranteed securities to some insurance companies and other institutions that are required by law to own securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the senior guaranteed securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Trusts and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Trusts and the trustees also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the global securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that global security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The Trusts do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the senior guaranteed securities it represented. After that exchange, the choice of whether to hold the senior guaranteed securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us and the Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the depositary that we wish to terminate that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default has occurred with regard to the Notes under the indenture and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or the Trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the Trust or the trustees is responsible for deciding the names of the institutions in whose names the senior guaranteed securities represented by the global security will be registered and, therefore, who will be the holders of those senior guaranteed securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, Euroclear and Clearstream may hold interests in a global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the senior guaranteed securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Trust have control over those systems or their participants, and neither we nor the Trust take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any senior guaranteed securities held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the senior guaranteed securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

VALIDITY OF THE SECURITIES

The validity of the senior guaranteed securities has been passed upon for The Goldman Sachs Group, Inc. and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. The opinion of Richards, Layton & Finger, P.A. was based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc., the Trusts and the trustees in connection with the issuance and sale of the senior guaranteed securities, about the specific terms of the senior guaranteed securities and about other matters that may affect the validity of the senior guaranteed securities but which could not be ascertained on the date of that opinion.

The validity of the guarantees and junior subordinated notes has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The opinion of Sullivan & Cromwell LLP was based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc. and the trustees in connection with the issuance and sale of these securities, about the specific terms of these securities and about other matters that may affect the validity of these securities but which could not be ascertained on the date of that opinion.

Each of Sullivan & Cromwell LLP and Richards, Layton & Finger, P.A. has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus. Richards, Layton & Finger, P.A. also performed services for The Goldman Sachs Group, Inc. in connection with the offering of senior guaranteed securities described in this prospectus.

EXPERTS

The financial statements of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” as of or for the years ended December 31, 2010, December 31, 2009, November 28, 2008, November 30, 2007 and November 24, 2006 and for the month ended December 26, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of Goldman Sachs for (i) the three month periods ended March 31, 2011 and March 31, 2010, (ii) the three month and six month periods ended June 30, 2011 and 2010, and (iii) the three month and nine month periods ended September 30, 2011 and 2010, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated (i) May 9, 2011, (ii) August 8, 2011, and (iii) November 8, 2011, incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the U.S. Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because those reports are not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of such documents.

TABLE OF CONTENTS

Prospectus dated February 16, 2012

The Goldman Sachs

Group, Inc.

Senior Guaranteed Trust Securities

(Liquidation amount $1,000 per senior

guaranteed security)

of

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

fully and unconditionally guaranteed by

The Goldman Sachs

Group, Inc.

Goldman, Sachs & Co.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fees and the FINRA fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

	Amount to be paid
SEC registration fees	$5,081,481	*
Legal fees and expenses	700,000
Fees and expenses of qualification under state securities laws (including legal fees)	0
Accounting fees and expenses	750,000
Printing fees	165,000
Rating agency fees	3,000,000
Trustee’s fees and expenses	500,000

Total	$10,196,481

*	Paid in accordance with Rule 457(o). Other filing fees are deferred in accordance with Rule 456(b) and 457(r).

This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities.

Item 16.  Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on October 21, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.23	Form of underwriting agreement for senior guaranteed trust securities.	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post- Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E and F.	Exhibit 3.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2011, filed on May 9, 2011.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

4.4	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2003.

4.6	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.8	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.9	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.10	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.12	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.14	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.15	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.29	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333- 130074), filed on March 1, 2006.

4.30	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.32	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.33	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005.

4.34	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.35	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.36	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.39	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.46 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.40	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post- Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on February 3, 2006.

4.41	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.5).

4.43	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.44	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.45	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.46	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.53	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.54	Specimen Master Medium-Term Note, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.55	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.56	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.57	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.58	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.59	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.60	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.61	Form of Capital Security (included in Exhibits 4.7, 4.11, 4.15, 4.20, 4.25 and 4.86).

4.62	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.63	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.64	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.65	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.66	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.62).

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

4.68	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.69	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.70	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.71	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.78 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.72	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.73	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.74	Specimen Master Medium-Term Note, Series E, dated September 19, 2011, of GS Finance Corp.	**

4.75	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.62).

4.76	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

4.77	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.85 to Post- Effective No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

4.78	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.80 to Post- Effective No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.79	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.80	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.81	Form of floating rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.82	Form of fixed rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.83	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated November 25, 2008 and filed on December 1, 2008.

4.84	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.85	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.86	Amended and Restated Trust Agreement of Goldman Sachs Capital I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.87	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.88	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.89	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.90	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.91	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007622).

4.92

Fourth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

***

4.93

Fifth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

***

4.94	Certificate of Trust of Murray Street Investment Trust I.	***

4.95	Declaration of Trust of Murray Street Investment Trust I.	***

4.96	Certificate of Trust of Murray Street Investment Trust II.	***

4.97	Declaration of Trust of Murray Street Investment Trust II.	***

4.98	Certificate of Trust of Vesey Street Investment Trust I.	***

4.99	Declaration of Trust of Vesey Street Investment Trust I.	***

4.100	Certificate of Trust of Vesey Street Investment Trust II.	***

4.101	Declaration of Trust of Vesey Street Investment Trust II.	***

4.102	Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.103	Form of senior guaranteed trust securities (included in Exhibit 4.102).

4.104	Form of Guarantee Agreement for the holders of the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	***

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Richards, Layton & Finger, P.A. as to the validity of the senior guaranteed trust securities, the enforceability of the trust declarations and the formation of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II.	***

5.7	Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to certain debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.4	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2011, filed on November 9, 2011.

15.1	Letter re Unaudited Interim Financial Information	**

23.1	Consent of Independent Registered Public Accounting Firm.	***

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.1 and 5.6 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.7, 8.1, 8.2 and 8.4 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5 and 8.3 above).

24.1	Power of Attorney (included on signature pages).	**

24.2	Power of Attorney for M. Michele Burns.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.10	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital I.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.15	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.16	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.17	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.18	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.19	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I.	***

25.20	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust II.	***

25.21	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust I.	***

25.22	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust II.	***

25.23	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust I.	***

25.24	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust II.	***

25.25	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust I.	***

25.26	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust II.	***

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 19, 2011.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Goldman Sachs Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 16th day of February, 2012.

THE GOLDMAN SACHS GROUP, INC.

By:	/S/ ELIZABETH E. ROBINSON
Name: Elizabeth E. Robinson
Title: Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2012.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	*
Lloyd C. Blankfein

Director, President and Chief Operating Officer	*
Gary D. Cohn

Director	*
John H. Bryan

Director	*
M. Michele Burns

Director	*
Claes Dahlbäck

Director	*
Stephen Friedman

Director	*
William W. George

Director	*
James A. Johnson

Director	*
Lois D. Juliber

Director	*
Lakshmi N. Mittal

Director	*
James J. Schiro

Director	*
Debora L. Spar

Principal Accounting Officer	*
Sarah E. Smith

Chief Financial Officer (Principal Financial Officer)	*
David A. Viniar

*By:	/S/ ELIZABETH E. ROBINSON
Name: Elizabeth E. Robinson Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL I

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL IV

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL V

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

GS FINANCE CORP.

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

MURRAY STREET INVESTMENT TRUST I

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

MURRAY STREET INVESTMENT TRUST II

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ MANDA J. D’AGATA
Name: Manda J. D’Agata
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

VESEY STREET INVESTMENT TRUST I

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-176914) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of February, 2012.

VESEY STREET INVESTMENT TRUST II

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/S/ ELLIS J. WHIPPLE
Name: Ellis J. Whipple
Title: Assistant Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on October 21, 2008.

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

1.23	Form of underwriting agreement for senior guaranteed trust securities.	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post- Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E and F.	Exhibit 3.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2011, filed on May 9, 2011.

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

4.4	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2003.

4.6	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.7	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007621).

4.8	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

4.10	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.12	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.13	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.14	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.15	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.20	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.27	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.29	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333- 130074), filed on March 1, 2006.

4.30	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.32	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.33	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005.

4.34	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.35	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.36	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.39	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.46 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.40	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post- Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on February 3, 2006.

4.41	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.5).

4.43	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.44	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.45	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.46	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333- 75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post- Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post- Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333- 130074), filed on July 17, 2008.

4.53	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.54	Specimen Master Medium-Term Note, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc.	**

4.55	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.56	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.57	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.58	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.59	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.60	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.61	Form of Capital Security (included in Exhibits 4.7, 4.11, 4.15, 4.20, 4.25 and 4.86).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.62	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.63	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.64	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.65	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.66	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.62).

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

4.68	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.69	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.70	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.71	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.78 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.72	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333- 130074), filed on December 4, 2007.

4.73	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.74	Specimen Master Medium-Term Note, Series E, dated September 19, 2011, of GS Finance Corp.	**

4.75	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.62).

4.76	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

4.77	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.85 to Post- Effective No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

4.78	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.80 to Post- Effective No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.79	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.80	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.81	Form of floating rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.82	Form of fixed rate Medium-Term Note, Series D (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001- 14965) for the fiscal year ended November 28, 2008.

4.83	Form of floating rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001- 14965), dated November 25, 2008 and filed on December 1, 2008.

4.84	Form of fixed rate senior debt security (TLGP) issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.85	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.86	Amended and Restated Trust Agreement of Goldman Sachs Capital I.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.87	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.88	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.89	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.90	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.91	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07- 007622).

4.92

Fourth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

***

4.93

Fifth Supplemental Indenture, dated as of February 6, 2012,

between The Goldman Sachs Group, Inc. and The Bank of New

York Mellon (formerly known as The Bank of New York),

as trustee, with respect to the junior subordinated notes of The

Goldman Sachs Group, Inc.

***

4.94	Certificate of Trust of Murray Street Investment Trust I.	***

4.95	Declaration of Trust of Murray Street Investment Trust I.	***

4.96	Certificate of Trust of Murray Street Investment Trust II.	***

4.97	Declaration of Trust of Murray Street Investment Trust II.	***

4.98	Certificate of Trust of Vesey Street Investment Trust I.	***

4.99	Declaration of Trust of Vesey Street Investment Trust I.	***

4.100	Certificate of Trust of Vesey Street Investment Trust II.	***

4.101	Declaration of Trust of Vesey Street Investment Trust II.	***

4.102	Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.103	Form of senior guaranteed trust securities (included in Exhibit 4.102).

4.104	Form of Guarantee Agreement for the holders of the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I, and Vesey Street Investment Trust II.	***

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Richards, Layton & Finger, P.A. as to the validity of the senior guaranteed trust securities, the enforceability of the trust declarations and the formation of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II.	***

5.7	Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to certain debt securities, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.4	Tax Opinion of Sullivan & Cromwell LLP relating to (i) the senior guaranteed trust securities of Murray Street Investment Trust I, Murray Street Investment Trust II, Vesey Street Investment Trust I and Vesey Street Investment Trust II and (ii) guarantees thereof of The Goldman Sachs Group, Inc.	*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended September 30, 2011, filed on November 9, 2011.

15.1	Letter re Unaudited Interim Financial Information	**

23.1	Consent of Independent Registered Public Accounting Firm.	***

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.1 and 5.6 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.7, 8.1, 8.2 and 8.4 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5 and 8.3 above).

24.1	Power of Attorney (included on signature pages).	**

24.2	Power of Attorney for M. Michele Burns.	***

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.10	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital I.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.15	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.16	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.17	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.18	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.19	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust I.	***

25.20	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Murray Street Investment Trust II.	***

25.21	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust I.	***

25.22	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Form of Amended and Restated Declaration of Trust of Vesey Street Investment Trust II.	***

25.23	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust I.	***

25.24	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Murray Street Investment Trust II.	***

25.25	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust I.	***

25.26	Statement of Eligibility of The Bank of New York Mellon under the Guarantee Agreement for the benefit of the holders of the senior guaranteed trust securities of Vesey Street Investment Trust II.	***

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 19, 2011.

***	Filed herewith.